UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices)                     (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2020, Central Garden & Pet Company (the “Company”) sold $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2030 (the “2030 Senior Notes”) pursuant to an underwriting agreement, dated October 1, 2020 (the “Underwriting Agreement”), among the Company, the subsidiary guarantors party thereto and BofA Securities, Inc, as representative of the several underwriters named in the Underwriting Agreement. The 2030 Senior Notes were offered and sold pursuant to the Company’s registration statement on Form S-3 filed on December 7, 2017, as amended (file no. 333-221935).

The Company intends to use a portion of the proceeds (net of fees and expenses incurred in connection with the offering) from the sale of the 2030 Senior Notes to redeem all of its outstanding 6.125% senior notes due 2023 (the “2023 notes”) at a redemption price of 101.531% thereof, plus accrued and unpaid interest to the redemption date, and to pay related fees and expenses, with the remainder for general corporate purpose. This Current Report on Form 8-K does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2023 notes.

The 2030 Senior Notes will be issued pursuant to the Indenture dated as of March 8, 2010 by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to be supplemented by an Eleventh Supplemental Indenture by and among the Company, the guarantors named therein and the Trustee.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1.

Forward-Looking Statements

This report includes “forward-looking statements” concerning our intended use of proceeds of the 2030 Senior Notes. These forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this report are set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2019 and in our other reports we file with the Securities and Exchange Commission. If any of these risks or uncertainties materializes, or if any of our underlying assumptions is incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 1, 2020, by and among the Company, the subsidiary guarantors party thereto and the underwriters party thereto, in connection with the offering of $500,000,000 aggregate principal amount of the Company’s 4.125% Senior Notes due 2030.

99.1	Press release, dated October 1, 2020, announcing offering of Senior Notes due 2030.

99.2	Press release, dated October 1, 2020, announcing the pricing of $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2030.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ George A. Yuhas
George A. Yuhas
General Counsel and Secretary

Dated: October 6, 2020

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